Exhibit 99.1
ABERCROMBIE & FITCH REPORTS
JULY SALES INCREASE OF 33%;
COMPARABLE STORE SALES INCREASE 22%
New Albany, Ohio, August 4, 2005: Abercrombie & Fitch Co. (NYSE: ANF) today reported net sales of $191.0 million for the four-week period ended July 30, 2005, a 33% increase over last year’s July sales of $143.7 million. July comparable store sales increased 22% compared with the four-week period ended July 31, 2004.
Year-to-date, the Company reported a net sales increase of 38% to $1.118 billion from $813.3 million last year. Comparable store sales increased 24% for the year-to-date period.
July 2005 Highlights
•	Total Company net sales increased 33%
•	Total Company comparable store sales increased 22%
•	Abercrombie & Fitch comparable store sales increased 15%
•	abercrombie comparable store sales increased 53%
•	Hollister Co. comparable store sales increased 24%
The Company operated 355 Abercrombie & Fitch stores, 163 abercrombie stores, 281 Hollister Co. stores and 5 RUEHL stores at the end of fiscal July. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.
To hear Abercrombie & Fitch’s pre-recorded July sales message, please dial (800) 395-0662, or internationally, dial (402) 220-1262.
On Tuesday, August 16, 2005 at 4:30 PM Eastern time the Company will conduct its second quarter conference call. Management will discuss the Company’s performance, its plans for the future and will accept questions from participants. To listen to the conference call, dial (800) 811-0667 or internationally at (913) 981-4901. To listen via the internet, go to www.abercrombie.com, select the Investor Relations page and click on Calendar of Events. Replays of the call will be available shortly after its completion. The audio replay can be accessed for two weeks following the reporting date by calling (888) 203-1112 or internationally at (719) 457-0820 followed by the conference ID number 9846996; or for 12 months by visiting the Company’s website at www.abercrombie.com.
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For further information, call:	Thomas D. Lennox Director, Investor Relations and Corporate Communications (614) 283-6751

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release, A&F’s Form 10-K or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1. BUSINESS” of A&F’s Annual Report on Form 10-K for the fiscal year ended January 29, 2005, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2005 fiscal year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; and ability to hire, train and retain associates, and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

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